Oppenheimer Tower

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

FOURTH QUARTER 2017

Executive Summary

We own and operate 18.4 million square feet of Class A office properties and 3,380 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.

•	Quarterly Results: 2017 Fourth Quarter compared to 2016 Fourth Quarter

◦	Net income attributable to common stockholders increased by 49.9% to $29.5 million.

◦	FFO increased by 13.7% to $95.4 million, or $0.49 per fully diluted share.

◦	AFFO increased by 21.8% to $76.1 million.

◦	Same property Cash NOI increased by 4.8% to $109.5 million.

•	Annual Results: 2017 compared to 2016

◦
Net income attributable to common stockholders increased by 10.6% to $94.4 million. Excluding $14.3 million of gains from investment sales recorded in 2016, net income attributable to common stockholders increased by 29.4% to $94.4 million.

◦	FFO increased by 8.9% to $354.7 million, or $1.90 per fully diluted share.

◦	AFFO increased by 10.9% to $288.4 million.

◦	Same property Cash NOI increased by 5.0% to $428.1 million.

•
Office: The leased and occupancy rates for our total office portfolio increased to 91.4% and 89.8%, respectively, from the prior quarter. We signed 699,000 square feet of office leases during the fourth quarter. Comparing office leases we signed during the fourth quarter to the expiring leases covering the same space, straight-line rents increased 28.1% and starting cash rents increased 12.2% compared to expiring cash rents.

•	Multifamily: Our in place multifamily rents increased by over 3% year-over-year and our leased rate increased by 30 basis points to 98.8% from the prior quarter.

•
Acquisition: In December 2017, we increased our market share in our submarkets to 28% with the acquisition of a 146,300 square foot Class A office property in Beverly Hills for $143.6 million. To fund the purchase, we issued 2.6 million OP units, used a small amount of cash on hand, and assumed a $32.3 million non-recourse loan that matures in June 2038 and bears interest at 4.55%.

•	Debt:

◦
In December 2017, a consolidated joint venture that we manage, and in which we own a 20% interest, borrowed $400 million under a secured, non-recourse interest-only loan maturing in December 2024. The loan bears interest at LIBOR + 1.30%, which was effectively fixed at 3.47% for five years through interest rate swaps. The loan is secured by five office properties owned by the joint venture. The joint venture used a portion of the proceeds to pay off a $365.5 million acquisition loan facility.

◦
In February 2018, we borrowed $335 million under a secured, non-recourse interest-only loan maturing in March 2025. The loan bears interest at LIBOR + 1.3%, which was effectively fixed at 3.84% for five years through interest rate swaps. The loan is secured by a wholly-owned office property. We used the proceeds from the loan and our credit line to pay off two loans totaling $426 million scheduled to mature in 2019.

With the exception of a loan on our development project at Moanalua, our next term loan maturity is four years away in 2022.

•
Development: During the fourth quarter, we leased the first 60 new units at our Moanalua apartment community. We expect to start construction at our 376 unit apartment tower in Brentwood over the next few months. See page 22 for more information.

•
Dividends: We increased our quarterly cash dividend by 9% to $0.25 per common share, or $1.00 on an annualized basis. On January 15, 2018, we paid a quarterly cash dividend to our shareholders of record on December 29, 2017.

•	Guidance: We are initiating 2018 full year guidance for Net Income Per Common Share - diluted of $0.65 to $0.71 and for FFO of $1.97 to $2.03 fully diluted. See page 23 for more information.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Forward Looking Statements
This Fourth Quarter 2017 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

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Company Overview

Corporate Data
as of December 31, 2017

Office Portfolio

	Consolidated	Total
Properties	63	71
Rentable square feet (in thousands)	16,539	18,369
Leased rate	91.5%	91.4%
Occupancy rate	89.9%	89.8%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,380
Leased rate		98.8%

Market Capitalization (in thousands, except price per share)

Fully diluted shares outstanding as of December 31, 2017	197,904
Common stock closing price per share (NYSE:DEI)	$41.06
Equity capitalization	$8,125,920

Net Debt (in thousands)(1)

	Consolidated	Our Share

Debt principal	$4,152,308	$3,730,761
Less: cash and cash equivalents	(176,645)	(77,264)
Net debt	$3,975,663	$3,653,497

Leverage Ratio (in thousands, except percentages)

Pro forma enterprise value	$11,779,417
Our share of net debt to pro forma enterprise value	31%

AFFO Payout Ratio

Three Months ended December 31, 2017	59.0%

_______________________________________

(1)	See page 12 for details and a reconciliation to the consolidated debt on our balance sheet.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Company Overview

Property Map
as of December 31, 2017

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Company Overview

Board of Directors and Executive Officers
as of December 31, 2017

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, CFO & Treasurer, Macerich Company
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	December 31, 2017	December 31, 2016
	Unaudited	Audited
Assets
Investment in real estate:
Land	$1,062,345	$1,022,340
Buildings and improvements	7,886,201	7,221,124
Tenant improvements and lease intangibles	756,190	696,197
Property under development	124,472	58,459
Investment in real estate, gross	9,829,208	8,998,120
Less: accumulated depreciation and amortization	(2,012,752)	(1,789,678)
Investment in real estate, net	7,816,456	7,208,442
Cash and cash equivalents	176,645	112,927
Tenant receivables, net	2,980	2,165
Deferred rent receivables, net	106,021	93,165
Acquired lease intangible assets, net	4,293	5,147
Interest rate contract assets	60,069	35,656
Investment in unconsolidated real estate funds	107,735	144,289
Other assets	18,442	11,914
Total assets	$8,292,641	$7,613,705

Liabilities
Secured notes payable and revolving credit facility, net	$4,117,390	$4,369,537
Interest payable, accounts payable and deferred revenue	103,947	75,229
Security deposits	50,414	45,990
Acquired lease intangible liabilities, net	75,635	67,191
Interest rate contract liabilities	807	6,830
Dividends payable	42,399	34,857
Total liabilities	4,390,592	4,599,634

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,696	1,515
Additional paid-in capital	3,272,539	2,725,157
Accumulated other comprehensive income	43,099	15,156
Accumulated deficit	(879,810)	(820,685)
Total Douglas Emmett, Inc. stockholders' equity	2,437,524	1,921,143
Noncontrolling interests	1,464,525	1,092,928
Total equity	3,902,049	3,014,071
Total liabilities and equity	$8,292,641	$7,613,705

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues
Office rental
Rental revenues	$143,172	$131,814	$552,846	$498,214
Tenant recoveries	14,301	12,736	54,006	46,847
Parking and other income	27,565	26,000	108,694	100,572
Total office revenues	185,038	170,550	715,546	645,633

Multifamily rental
Rental revenues	22,279	22,362	89,039	89,996
Parking and other income	1,873	1,731	7,467	6,922
Total multifamily revenues	24,152	24,093	96,506	96,918

Total revenues	209,190	194,643	812,052	742,551

Operating Expenses
Office expenses	58,393	56,356	233,633	214,546
Multifamily expenses	6,535	5,995	24,401	23,317
General and administrative	9,045	9,384	36,234	34,957
Depreciation and amortization	70,620	66,967	276,761	248,914
Total operating expenses	144,593	138,702	571,029	521,734

Operating income	64,597	55,941	241,023	220,817

Other income	2,560	2,232	9,712	8,759
Other expenses	(1,881)	(1,649)	(7,037)	(9,477)
Income, including depreciation, from unconsolidated funds	1,478	2,248	5,905	7,812
Interest expense	(34,768)	(36,306)	(145,176)	(146,148)
Income before gains	31,986	22,466	104,427	81,763
Gains on sales of investments in real estate	—	—	—	14,327
Net income	31,986	22,466	104,427	96,090
Less: Net income attributable to noncontrolling interests	(2,450)	(2,765)	(9,984)	(10,693)
Net income attributable to common stockholders	$29,536	$19,701	$94,443	$85,397

Net income per common share - basic	$0.17	$0.13	$0.58	$0.57
Net income per common share - diluted	$0.17	$0.13	$0.58	$0.55

Weighted average shares of common stock outstanding - basic	169,521	151,446	160,905	149,299
Weighted average shares of common stock outstanding - diluted	169,562	154,052	161,230	153,190

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Funds From Operations (FFO)
Net income attributable to common stockholders	$29,536	$19,701	$94,443	$85,397
Depreciation and amortization of real estate assets	70,620	66,967	276,761	248,914
Net income attributable to noncontrolling interests	2,450	2,765	9,984	10,693
Adjustments attributable to unconsolidated funds(2)	4,080	4,081	16,220	16,016
Adjustments attributable to consolidated joint ventures(2)	(11,311)	(9,635)	(42,674)	(20,961)
Gains on sales of investments in real estate	—	—	—	(14,327)
FFO	$95,375	$83,879	$354,734	$325,732

Adjusted Funds From Operations (AFFO)
FFO	$95,375	$83,879	$354,734	$325,732
Straight-line rent	(3,843)	(2,685)	(12,855)	(13,600)
Net accretion of acquired above- and below-market leases	(4,716)	(4,783)	(18,006)	(18,198)
Loan costs	4,000	2,565	11,443	8,853
Recurring capital expenditures, tenant improvements and leasing commissions	(20,806)	(24,144)	(73,025)	(64,515)
Non-cash compensation expense	4,998	5,217	18,461	17,448
Adjustments attributable to unconsolidated funds(2)	(1,568)	(1,070)	(5,113)	(5,990)
Adjustments attributable to consolidated joint ventures(2)	2,650	3,514	12,788	10,385
AFFO	$76,090	$62,493	$288,427	$260,115

Weighted average shares of common stock outstanding - diluted	169,562	154,052	161,230	153,190
Weighted average units in our operating partnership outstanding	25,836	25,920	25,796	26,426
Weighted average fully diluted shares outstanding	195,398	179,972	187,026	179,616

Net income per common share - diluted	$0.17	$0.13	$0.58	$0.55
FFO per share - fully diluted	$0.49	$0.47	$1.90	$1.81
Dividends declared per share	$0.25	$0.23	$0.94	$0.89
______________________________________________

(1)
Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Funds and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of December 31,
	2017	2016
Office Statistics
Number of properties	51	51
Rentable square feet (in thousands)	12,989	12,941
Ending % leased	92.2%	93.0%
Ending % occupied	90.9%	90.8%
Quarterly average % occupied	90.5%	90.7%

Multifamily Statistics
Number of properties	9	9
Number of units	2,640	2,640
Ending % leased	99.3%	99.4%

	Three Months Ended December 31,		% Favorable
	2017	2016	(Unfavorable)
Net Operating Income (NOI)(1)
Office revenues	$139,781	$134,711	3.8%
Office expenses	(43,286)	(43,861)	1.3%
Office NOI	96,495	90,850	6.2%

Multifamily revenues (2)	20,514	20,463	0.2%
Multifamily expenses	(5,271)	(4,994)	(5.5)%
Multifamily NOI	15,243	15,469	(1.5)%

Total NOI	$111,738	$106,319	5.1%

Cash Net Operating Income (NOI)(1)
Office cash revenues	$137,590	$133,159	3.3%
Office cash expenses	(43,299)	(43,874)	1.3%
Office cash NOI	94,291	89,285	5.6%

Multifamily cash revenues	20,507	20,174	1.7%
Multifamily cash expenses	(5,271)	(4,994)	(5.5)%
Multifamily cash NOI	15,236	15,180	0.4%

Total Cash NOI	$109,527	$104,465	4.8%

_________________________________________________

(1)	See page 10 for a reconciliation to net income attributable to common stockholders.
(2) The 2016 period includes $280,000 in non-cash revenue from the amortization of below-market lease intangibles from our IPO related to our pre-1999 residential units. The completion of that amortization in the fourth quarter of 2016 reduced 2017 multifamily revenue by 1.4%.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended December 31,
	2017	2016

Same property office cash revenues	$137,590	$133,159
Non cash adjustments per definition of NOI	2,191	1,552
Same property office revenues	139,781	134,711

Same property office cash expenses	(43,299)	(43,874)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(43,286)	(43,861)

Office NOI	96,495	90,850

Same property multifamily cash revenues	20,507	20,174
Non cash adjustments per definition of NOI	7	289
Same property multifamily revenues	20,514	20,463

Same property multifamily expenses	(5,271)	(4,994)

Multifamily NOI	15,243	15,469

Same Property NOI	111,738	106,319
Non-comparable office revenues	45,257	35,839
Non-comparable office expenses	(15,107)	(12,495)
Non-comparable multifamily revenues	3,638	3,630
Non-comparable multifamily expenses	(1,264)	(1,001)
NOI	144,262	132,292
General and administrative	(9,045)	(9,384)
Depreciation and amortization	(70,620)	(66,967)
Operating income	64,597	55,941
Other income	2,560	2,232
Other expenses	(1,881)	(1,649)
Income, including depreciation, from unconsolidated real estate funds	1,478	2,248
Interest expense	(34,768)	(36,306)
Net income	31,986	22,466
Less: Net income attributable to noncontrolling interests	(2,450)	(2,765)
Net income attributable to common stockholders	$29,536	$19,701

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Financial Data for Joint Ventures & Funds
(Unaudited, in thousands)

	Three Months ended December 31, 2017

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$168,842	$40,348	$19,347
Office and multifamily operating expenses	$52,004	$12,924	$6,238
Straight-line rent	$1,394	$2,449	$150
Above/below-market lease revenue	$870	$3,846	$7
Cash NOI attributable to outside interests(3)	$—	$14,083	$4,796
Our share of cash NOI(4)	$114,574	$7,046	$8,156

	Year ended December 31, 2017

	Wholly-Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$667,282	$144,770	$75,897
Office and multifamily operating expenses	$210,221	$47,813	$25,976
Straight-line rent	$4,869	$7,986	$683
Above/below-market lease revenue	$3,770	$14,236	$48
Cash NOI attributable to outside interests(3)	$—	$49,470	$18,080
Our share of cash NOI(4)	$448,422	$25,265	$31,110
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and in which we own a weighted average interest of approximately 28% based on square footage. The JVs own a combined ten Class A office properties totaling 2.8 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three unconsolidated Funds which we manage and in which we own a weighted average interest of approximately 60.0% based on square footage. The Funds own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI allocable under the applicable agreements to interests other than our fully diluted shares.

(4)	Represents the share of Cash NOI allocable to our fully diluted shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Financial Results

Outstanding Loans (As of December 31, 2017, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

2/1/2019	(4)	$146,974	$146,974	4.00%	—
6/5/2019	(4)	280,721	280,721	3.85%	—
10/1/2019		145,000	145,000	LIBOR + 1.25%	—
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027		550,000	550,000	3.16%	6/1/2022
6/1/2038	(4)	32,213	32,213	4.55%	—
8/21/2020	(5)	—	—	LIBOR + 1.40%	—
Subtotal		3,172,308	3,172,308

Consolidated Joint Ventures

2/28/2023		580,000	174,000	2.37%	3/1/2021
12/20/2024		400,000	80,000	3.47%	1/1/2023
Total Consolidated Loans	(6)	$4,152,308	$3,426,308

Unconsolidated Funds

3/1/2023		$110,000	$26,762	2.30%	3/1/2021
7/1/2024		400,000	277,691	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$304,453

Total Loans			$3,730,761

________________________________________________________________________
Except as noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires interest only monthly payments with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is a non GAAP measure calculated by multiplying the principal balance by our share of the borrowing entity's equity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(6)
Our consolidated debt on the balance sheet of $4.12 billion is calculated by adding $4.2 million of unamortized loan premium and deducting $39.1 million of unamortized deferred loan costs from our total consolidated loans of $4.15 billion.

Statistics for Consolidated Loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$4.01
Weighted average remaining life (including extension options)	5.8 years
Weighted average remaining fixed interest period	3.3 years
Weighted average annual interest rate	3.09%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of December 31, 2017

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	11	2,190,450	11.9%	7,294,498	27.1%
Brentwood	15	2,059,393	11.2	3,446,845	59.7
Burbank	1	420,949	2.3	6,919,450	6.1
Century City	3	948,362	5.2	10,064,599	9.4
Honolulu	4	1,752,753	9.5	5,088,599	34.4
Olympic Corridor	5	1,139,058	6.2	3,408,039	33.4
Santa Monica	11	1,424,715	7.8	9,985,872	14.3
Sherman Oaks/Encino	12	3,476,387	18.9	6,179,829	56.3
Warner Center/Woodland Hills	3	2,829,802	15.4	7,049,002	40.1
Westwood	6	2,126,962	11.6	4,721,523	45.0
Total	71	18,368,831	100.0%	64,158,256	28.3%

_______________________________________________________

(1)	Source is the 2017 fourth quarter CBRE Marketview report.

(2)	Calculated by dividing Rentable Square Feet by the applicable Submarket Rentable Square Feet.

(3)
Includes a 216,000 square foot property located just outside the Beverly Hills city limits. To calculate our percentage of the submarket, we have eliminated the property from the numerator and the denominator for consistency with third party data.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of December 31, 2017
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Beverly Hills	94.5%	$95,219,751	$48.31	$4.03
Brentwood	91.4	76,851,458	42.27	3.52
Burbank	100.0	16,773,977	39.85	3.32
Century City	96.0	38,535,579	45.16	3.76
Honolulu	88.2	49,387,255	33.51	2.79
Olympic Corridor	93.9	36,201,013	36.17	3.01
Santa Monica	97.7	86,244,081	66.82	5.57
Sherman Oaks/Encino	90.3	107,636,909	35.69	2.97
Warner Center/Woodland Hills	86.7	68,617,835	28.79	2.40
Westwood	90.0	87,277,528	47.25	3.94
Total / Weighted Average	91.4%	$662,745,386	41.23	3.44

Recurring Office Capital Expenditures per Rentable Square Foot
For the Three Months ended December 31, 2017				$0.05
For the Year Ended December 31, 2017				$0.26

_______________________________________________________________

(1)	Includes 304,524 square feet with respect to signed leases not yet commenced at December 31, 2017.

(2)	Excludes signed leases not yet commenced at December 31, 2017.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of December 31, 2017

Portfolio Tenant Size
	Median	Average

Square feet	2,600	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,435	49.1%	1,990,217	12.4%	$80,989,194	12.2%
2,501-10,000	1,117	38.2	5,491,428	34.2	222,059,782	33.5
10,001-20,000	237	8.1	3,250,301	20.2	133,945,197	20.2
20,001-40,000	102	3.5	2,800,584	17.4	114,787,147	17.3
40,001-100,000	30	1.0	1,687,015	10.5	76,192,452	11.5
Greater than 100,000	4	0.1	855,762	5.3	34,771,614	5.3
Total for all leases	2,925	100.0%	16,075,307	100.0%	$662,745,386	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of December 31, 2017

Tenants paying 1% or more of our aggregate annualized rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2019-2021	433,252	2.4%	$17,198,129	2.6%
UCLA(3)	24	11	2017-2027	268,368	1.5	12,826,744	1.9
William Morris Endeavor(4)	1	1	2027	195,131	1.1	10,737,401	1.6
Morgan Stanley(5)	5	5	2022-2027	144,848	0.8	8,260,106	1.2
Equinox Fitness(6)	5	5	2019-2033	180,087	1.0	7,330,624	1.1
Total	38	25		1,221,686	6.8%	$56,353,004	8.4%

______________________________________________________

(1)	Expiration dates are per lease (expiration dates do not reflect storage and similar leases).

(2)	Square footage expires as follows: 421,000 square feet in 2019, 2,000 square feet in 2020, and 10,000 square feet in 2021.

(3)
Square footage expires as follows: 3,000 square feet in 2017, 14,000 square feet in 2018, 13,000 square feet in 2019, 41,000 square feet in 2020, 41,000 square feet in 2021, 55,000 square feet in 2022, 34,000 square feet in 2023, and 67,000 square feet in 2027. Tenant has options to terminate 31,000 square feet in 2020, 15,000 square feet in 2023, and 51,000 square feet in 2025.

(4)	Tenant has an option to terminate 2,000 square feet in 2020 and 193,000 square feet in 2022.

(5)
Square footage expires as follows: 15,000 square feet in 2022, 30,000 square feet in 2023, 26,000 square feet in 2025, and 74,000 square feet in 2027. Tenant has options to terminate 30,000 square feet in 2021, 26,000 square feet in 2022, and 16,000 square feet in 2024.

(6)	Square footage expires as follows: 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of December 31, 2017

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	569	18.3%
Financial Services	382	14.7
Entertainment	210	12.3
Accounting & Consulting	372	10.9
Real Estate	279	10.7
Health Services	375	8.1
Retail	200	5.9
Technology	129	5.0
Insurance	106	4.3
Educational Services	49	3.2
Public Administration	89	2.4
Advertising	67	1.9
Manufacturing & Distribution	50	1.2
Other	48	1.1
Total	2,925	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of December 31, 2017
(1) Average of the percentage of leases expiring at December 31, 2014, 2015, and 2016 with the same remaining duration as the leases for the labeled year had at December 31, 2017. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2017	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short term leases	85	357,885	1.9%	$12,413,733	1.9%	$34.69	$34.69
2018	552	1,861,063	10.1	75,618,387	11.4	40.63	41.16
2019	524	2,440,215	13.3	97,194,420	14.7	39.83	41.29
2020	571	2,587,459	14.1	103,710,646	15.6	40.08	43.04
2021	400	2,286,889	12.5	93,577,868	14.1	40.92	45.22
2022	329	1,786,417	9.7	71,831,654	10.8	40.21	46.32
2023	195	1,747,501	9.5	73,942,070	11.2	42.31	57.04
2024	98	783,018	4.3	32,244,707	4.9	41.18	51.10
2025	62	644,824	3.5	29,355,060	4.4	45.52	58.55
2026	36	459,494	2.5	21,087,256	3.2	45.89	60.11
2027	52	841,101	4.6	39,083,785	5.9	46.47	61.46
Thereafter	21	279,441	1.5	12,685,800	1.9	45.40	63.95
Subtotal/weighted average	2,925	16,075,307	87.5%	$662,745,386	100.0%	41.23	47.40
Signed leases not commenced		304,524	1.7
Available		1,569,928	8.5
Building management use		149,557	0.8
BOMA adjustment(3)		269,515	1.5
Total/weighted average	2,925	18,368,831	100.0%	$662,745,386	100.0%	41.23	47.40

___________________________________________________

(1)	Represents annualized rent at December 31, 2017 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of December 31, 2017

	Q1 2018	Q2 2018	Q3 2018	Q4 2018

Expiring Square Feet(1)	298,600	413,894	525,480	623,089
Percentage of Portfolio	1.6%	2.3%	2.9%	3.4%
Expiring Rent per Square Foot(2)	$38.23	$38.08	$46.31	$40.27

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q1 2018	Q2 2018	Q3 2018	Q4 2018

Beverly Hills	Expiring SF(1)	41,258	36,405	34,388	74,674
	Expiring rent per SF(2)	$50.57	$46.29	$47.97	$48.25

Brentwood	Expiring SF(1)	51,142	43,069	83,922	72,686
	Expiring rent per SF(2)	$40.45	$44.03	$43.70	$44.18

Century City	Expiring SF(1)	7,074	46,474	42,834	17,194
	Expiring rent per SF(2)	$42.33	$40.18	$42.13	$43.02

Honolulu	Expiring SF(1)	24,960	38,365	68,301	77,934
	Expiring rent per SF(2)	$33.74	$36.97	$30.45	$35.26

Olympic Corridor	Expiring SF(1)	19,454	20,707	69,994	45,527
	Expiring rent per SF(2)	$33.83	$32.46	$37.57	$35.28

Santa Monica	Expiring SF(1)	17,167	26,357	98,867	49,208
	Expiring rent per SF(2)	$46.63	$45.07	$80.10	$61.37

Sherman Oaks/Encino	Expiring SF(1)	57,578	136,370	57,560	185,154
	Expiring rent per SF(2)	$33.27	$34.80	$35.43	$35.81

Warner Center/Woodland Hills	Expiring SF(1)	56,100	40,348	52,354	72,339
	Expiring rent per SF(2)	$29.99	$28.87	$29.63	$30.38

Westwood	Expiring SF(1)	23,867	25,799	17,260	28,373
	Expiring rent per SF(2)	$44.42	$43.48	$57.63	$47.16

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2017, other than 357,885 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended December 31, 2017

Net Absorption During Quarter(1)	0.23%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	93	320,710	68
Renewal leases	101	377,991	49
All leases	194	698,701	57

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$45.70	$47.70	N/A
Prior leases for the same space	$36.69	$37.23	$40.74
Percentage change	24.5%	28.1%	12.2%	(3)

Average Office Lease Transaction Costs (Per Square Foot)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$42.36	$7.48
Renewal leases signed during the quarter	$20.14	$4.98
All leases signed during the quarter	$30.34	$6.34

________________________________________________________________

(1)
Net absorption represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter.  Net absorption can be translated into square feet by multiplying the net absorption percentage by the ending portfolio rentable square feet (excluding properties acquired during the current quarter).

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewed leases signed during the quarter compared to the prior leases for the same space, excluding Short Term Leases and leases where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases signed during the quarter and the expiring cash rent for the prior leases for the same space.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Portfolio Data

Multifamily Portfolio Summary
as of December 31, 2017

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,610	48
Santa Monica	2	820	24
Total	10	3,380	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.9%	$30,683,928	$2,697
Honolulu	97.6%	34,243,956	1,825
Santa Monica(1)	99.8%	28,741,512	2,935
Total / weighted average	98.8%	$93,669,396	2,345

Recurring Multifamily Capital Expenditures per Unit(2)

For the Three Months ended December 31, 2017	$187
For the Year Ended December 31, 2017	$507

________________________________________________________________

(1)	Excludes 10,495 square feet of ancillary retail space generating annualized rent of $383,859.

(2)	Represents costs associated with the turnover of units.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Developments

Multifamily Development Projects(1)

Honolulu, Hawaii
Photo of new apartment buildings at our Moanalua Hillside Apartments community
We are adding 475 units (net of existing units removed) to our 696 unit Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The new units are expected to cost about $120 million, not including the cost of the land which we have owned since 2005. We are also investing additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool. Construction continues and as of December 31, 2017 we had leased 60 units.

Brentwood, California
Rendering of our planned new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).
Our new Brentwood development will be the first new residential high-rise development west of the 405 freeway in more than 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower will be located on a site that is directly adjacent to an existing office building and a 712 unit residential property that we own. As part of the project, we are investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community.
The estimated budget is between $180 million and $200 million, not including the cost of the land which we already owned before beginning the project. We expect to start construction in early 2018, and we expect construction to take about 3 years.

______________________________________________

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

2018 Guidance

Metric	Per Share
Net income per common share - diluted	$0.65 to $0.71
FFO per share - fully diluted	$1.97 to $2.03

Assumptions

Metric	Commentary	Assumption Range
Average Office Occupancy		89% to 91%
Residential Leased Rate
We manage our apartment portfolio to be fully leased due to rent control in our markets. Our guidance does not include the impact of leasing up the newly developed units placed in service during the year.
Essentially fully leased
Same Property Cash NOI
We assume increased expenses as a result of (i) higher utility costs, (ii) inflationary pressure on payroll costs for us and for our vendors, and (iii) lower assumptions about prior year CAM reconciliations and lease termination fees.
Annual increase of 2.5% to 3.5%
Net Revenue from Above/Below Market Leases		$20 to $22 million
Straight-line Revenue		$15.5 to $17.5 million
G&A		$37 to $40 million
Interest Expense	Includes 100%, not our pro rata share, of our consolidated JVs interest expense.	$132.5 to $135.5 million
Weighted Average Fully Diluted Shares Outstanding	There will be no material variation in this metric as we now have almost no remaining options outstanding.	198 million

Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material. See page 24 for a reconciliation of our Non-GAAP guidance.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Guidance

Reconciliation of our 2018 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$110.5	$120.7
Adjustments for depreciation and amortization of real estate assets	304.0	296.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(24.4)	(14.8)
FFO	$390.1	$401.9

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	170.0	170.0
Weighted average units in our operating partnership outstanding	28.0	28.0
Weighted average fully diluted shares outstanding	198.0	198.0

Per share	Low	High

Net income per common share - diluted	$0.65	$0.71
FFO per share - fully diluted	$1.97	$2.03
_____________________________________________
(1)    This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing commissions are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 304,524 square feet with respect to signed leases not yet commenced at December 31, 2017).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for ten office properties totaling 2.8 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on December 29, 2017.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of December 31, 2017. Management space and storage space are considered leased and occupied, while space taken out of service during a repositioning is excluded from both the numerator and denominator for calculating percentage leased and occupied.

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Definitions

Our Share of Net Debt: We calculate our share of net debt by multiplying the principal balance of our consolidated loans and our unconsolidated Funds loans by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, but do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our share of net debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report our share of net debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses, (iv) casualty damage and (v) bringing the property into compliance with governmental requirements.

Rentable Square Feet:  Based on the BOMA measurement.  At December 31, 2017, total consists of 16,379,831 leased square feet (including 304,524 square feet with respect to signed leases not commenced), 1,569,928 available square feet, 149,557 building management use square feet and 269,515 square feet of BOMA adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our wholly-owned properties referred to as our “same properties”, which are wholly-owned properties that have been owned and operated by us in a consistent manner during the entire span of both periods being compared.  We excluded from our same property subset for 2017 any properties (i) acquired on or after January 1, 2016; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2016; or (iii) that underwent a major repositioning project that we believed significantly affected its results during the period commencing on or after January 1, 2016. Our same properties for 2017 include all of our wholly-owned properties other than (1) a 146,300 square foot office property in Beverly Hills that we acquired during 2017; (2) a 168,000 square foot office property in Los Angeles which we sold during 2016, (3) a multifamily property in Honolulu where we are adding 475 units (net of existing units removed), and (4) a 668,000 square foot office property in Los Angeles, which included a 35,000 square foot gym which is undergoing a repositioning. We expect that our 2018 same property subset will include all of our wholly-owned properties other than (i) a multifamily property in Honolulu where we are building an additional 475 units, (ii) a 378,000 square foot office property in Los Angeles on which we expect to commence construction of a residential tower, (iii) 4 office properties in Los Angeles totaling 1.5 million square feet which are undergoing repositionings, and (iv) a 146,300 square foot office property in Beverly Hills that we acquired in December 2017.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our three unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

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